Registration No. 333-_______
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                       WORLD WRESTLING ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                        04-2693383
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                              1241 East Main Street
                               Stamford, CT 06902
                    (Address of principal executive offices)

                           2007 OMNIBUS INCENTIVE PLAN
                            (Full title of the plan)

                                James W. Langham
               Senior Vice President and Assistant General Counsel
                              1241 East Main Street
                               Stamford, CT 06902
                     (Name and address of agent for service)

                                  203-352-8600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================== ================== ========================= ======================== ==================
         Title of               Amount to be         Proposed maximum         Proposed maximum          Amount of
       securities             registered (1)         offering price              aggregate           registration
      to be registered                                   per share              offering price              fee
------------------------------- ------------------ ------------------------- ------------------------ ------------------
 Class A Common Stock, par           4,901,643            $16.42(2)               $80,484,978             $3,163
 value $0.01 per share

=============================== ================== ========================= ======================== ==================

     (1) This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low trading prices for the Registrant's Class A common stock on May 14, 2008, as reported on the New York Stock Exchange Composite Tape.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

     The Registrant's Annual Report on Form 10-K for the year ended December 31, 2007, as filed on March 7, 2008.

     The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed on May 9, 2008.

         The Registrant's Current Reports on Form 8-K filed on March 19, 2008 and May 6, 2008.

     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2007.

     The  description  of  the  Registrant's   common  stock  contained  in  the
Registrant's Registration Statement on Form S-1 filed under Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 2007 Omnibus Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.


Item 4.         Description of Securities.

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


Item 5.     Interests of Named Experts and Counsel.

     None.


Item 6.         Indemnification of Directors and Officers.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of a dividend or an unlawful stock purchase or redemption under
Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation, as amended, contains the following provision regarding the elimination of liability for its directors:

          The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Without limiting the generality of the foregoing, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or
          (iv) for any transaction from which the director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain circumstances, subject to certain limitations, against specified costs and expenses actually and reasonably incurred in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative. The Registrant's amended and restated certificate of incorporation also contains a provision that the Registrant indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. Article VI of the Registrant's amended and restated by-laws contains similar provisions and permits the Registrant to maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's by-laws.


Item 7.         Exemption from Registration Claimed.

     Not applicable.


Item 8.         Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

  Exhibit No.                    Description

     3.1       Amended  and  Restated   Certificate  of   Incorporation  of  the
               Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 333-84327).

     3.1A Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1(a) to our Registration Statement on Form S-8, filed July 15, 2002).

     3.2       Amended  and  Restated  By-laws  (incorporated  by  reference  to
               Exhibit 3.4 to our Registration Statement on Form S-1 (no. 333-84327)).

     3.2A Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 4.2(a) to our Registration Statement on Form S-8, filed July 15, 2002).

     5.1 Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP ("K&L Gates") regarding the legality of the shares being registered hereunder (filed herewith).

     23.1      Consent of Deloitte & Touche LLP (filed herewith).

     23.2      Consent of K&L Gates  (included  in the Opinion  filed as Exhibit
               5.1).

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9.         Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 9th day of May, 2008.


                                     WORLD WRESTLING ENTERTAINMENT, INC.


                                     By:  /s/ Michael Sileck
                                        ---------------------------------------
                                                Michael Sileck
                                                Chief Operating Officer


     We, the undersigned directors and officers of World Wrestling Entertainment, Inc., do hereby constitute and appoint Michael Sileck and George
A. Barrios or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

               Signature              Capacity                   Date
               ---------              --------                   ----



/s/ Vincent K. McMahon
----------------------------        Co-Principal Executive      May 9, 2008
Vincent K. McMahon                  Officer

/s/ Linda E. McMahon
----------------------------        Co-Principal Executive      May 9, 2008
Linda E. McMahon                    Officer

/s/ George A. Barrios
----------------------------        Principal Accounting and    May 9, 2008
George A. Barrios                   Financial Officer

/s/ Michael Sileck
----------------------------        Director                    May 9, 2008
Michael Sileck

/s/ Robert A. Bowman
----------------------------        Director                    May 9, 2008
Robert A. Bowman

/s/ David Kenin
----------------------------        Director                    May 9, 2008
David Kenin

/s/ Joseph Perkins
----------------------------        Director                    May 9, 2008
Joseph Perkins

/s/ Michael B. Solomon
----------------------------        Director                    May 9, 2008
Michael B. Solomon

/s/ Lowell P. Weicker, Jr.
----------------------------        Director                    May 9, 2008
Lowell P. Weicker, Jr.

                                 EXHIBIT INDEX


Exhibit No.                                 Description

     3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 333-84327).

     3.1A Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1(a) to our Registration Statement on Form S-8, filed July 15,
                    2002).

     3.2            Amended and Restated  By-laws  (incorporated by reference to
                    Exhibit 3.4 to our Registration Statement on Form S-1 (no. 333-84327)).

     3.2A Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 4.2(a) to our Registration Statement on Form S-8, filed July 15, 2002).

     5.1 Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP ("K&L Gates") regarding the legality of the shares being registered hereunder (filed herewith).

     23.1           Consent of Deloitte & Touche LLP (filed herewith).

     23.2           Consent  of K&L  Gates  (included  in the  Opinion  filed as
                    Exhibit 5.1).

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

                                                                   Exhibit 5.1




May 9, 2008



World Wrestling Entertainment, Inc.
1241 East Main Street
Stamford, CT 06902



Ladies and Gentlemen:

     We are counsel to World Wrestling Entertainment, Inc., a Delaware corporation (the "Company"), and we have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,901,643 shares of the Company's common stock, par value $.01 per share (the "Shares"), which Shares are to be issued from time to time to employees, directors, consultants and independent contractors of the Company or any of its subsidiaries in connection with the Company's 2007 Omnibus Incentive Plan (the "Plan").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined copies of the Plan, the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and the corporate actions of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

     Based upon and subject to the foregoing and the additional qualifications and other matters set forth below, we are of the opinion that the Shares have been duly and validly authorized and reserved for issuance, and that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware and federal law of the United States. The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions in order to reflect any changes of law or fact that may occur.

     We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                             Very truly yours,

                             /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

                                                                  Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2008, relating to the consolidated financial statements and financial statement schedule of World Wrestling Entertainment, Inc., and the effectiveness of World Wrestling Entertainment, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of World Wrestling Entertainment, Inc. for the year ended December 31, 2007.


/s/ Deloitte & Touche LLP
Stamford, Connecticut
May 13, 2008